Exhibit 99.1

JENSYN ACQUISITION CORP.

(A Corporation in the Development Stage)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Balance Sheet	3

Notes to Financial Statements	4 – 9

Report of Independent Registered Public Accounting Firm

The Board of Directors

Jensyn Acquisition Corp.

We have audited the accompanying balance sheet of Jensyn Acquisition Corp. as of March 7, 2016. Jensyn Acquisition Corp.’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Jensyn Acquisition Corp. as of March 7, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Roseland, New Jersey

March 10, 2016

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Jensyn Acquisition Corp.

Balance Sheet

As of
March 7, 2016

ASSETS
Current Assets
Cash	$79,542
Prepaid insurance	46,371
Total Current Assets	125,913

Cash Held in Trust Account	40,365,000

Total Assets	$40,490,913

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$159,973
Short-term loan	30,210
Total Current Liabilities	190,183

Deferred underwriting compensation	780,000
Long-term liabilities - notes and advances payable - related parties	522,320
Total Liabilities	1,492,503

Common stock subject to possible redemption; 3,284,870 shares (at redemption value of $10.35 per share)	33,998,405

Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-
Common stock, $0.0001 par value; 15,000,000 shares authorized, 2,030,880 shares issued and outstanding (excluding 3,284,870 shares subject to possible redemption)	203
Additional paid-in-capital	5,344,865
Accumulated deficit	(345,063)
Total Stockholders' Equity	5,000,005
Total Liabilities and Stockholders' Equity	$40,490,913

See accompanying notes to balance sheet

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Jensyn Acquisition Corp.

Notes to Balance Sheet

Note 1 — Organization and Significant Accounting Policies

Jensyn Acquisition Corp. (the “Company”) was incorporated in Delaware on October 8, 2014 as a “blank check” company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more operating businesses (a “Business Combination”).

At March 7, 2016, the Company had not yet commenced any meaningful operations. All activity through March 7, 2016 relates to the Company’s formation and the initial public offering (“Public Offering”) described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 2, 2016 (the “Registration Statement”). The Company intends to finance a Business Combination with proceeds from the $39,000,000 Public Offering (excluding the underwriter’s overallotment option – Note 2) and an approximately $2,945,000 private placement (Note 2). Upon the closing of the Public Offering and the private placement, $40,365,000 was held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) as discussed below.

$40,365,000 has been placed in the Trust Account in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. If the over-allotment option is exercised in full, a total of $46,419,750 of net proceeds of this offering and the sale of the private units, will be placed in the Trust Account. The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of the initial business combination or the redemption of 100% of the outstanding public shares if the Company has not completed a business combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes the initial business combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. At March 7, 2016 the Trust Account consists of deposits in a financial institution.

The Company has until 18 months from the closing of this offering to consummate the initial business combination. However, if the Company anticipates that the initial business combination cannot be consummated within 18 months, the Company may extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination). The Company’s ability to extend the time available to consummate the initial business combination will be conditioned upon the deposit by the initial stockholders or their affiliates or designees into the Trust Account of $200,000 prior to the applicable deadline for each three month extension. The Company’s initial stockholders and their affiliates or designees are not obligated to fund the Trust Account to extend the time to complete the initial business combination. If the Company is unable to consummate the initial business combination within such time period, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, and then seek to dissolve and liquidate. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of the Company’s dissolution and liquidation, the public warrants and public rights will expire and will be worthless.

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The Company will consummate the initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause net tangible assets to be less than $5,000,001 (so that this offering is not subject to Rule 419 promulgated under the Securities Act). The Company will either (1) seek stockholder approval of the initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide Company stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholder approval of the proposed business combination or allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require seeking stockholder approval. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, the Company will have the flexibility to avoid such stockholder vote and allow stockholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, the Company will file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price will be $10.35 per share regardless of whether the over-allotment option is exercised. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. Notwithstanding the foregoing, an increase in the size of the offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, could result in the per-share conversion or liquidation price decreasing by as much as $0.05. Alternatively, the Company’s insiders (or their designees) may purchase from the Company at a price of $10.00 per unit the number of private units that is necessary to maintain in the Trust Account an amount equal to $10.35 per share sold to the public in this offering.

Liquidity

At March 7, 2016, the Company had $79,542 in cash and a working capital deficiency of $64,270. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Based on funding commitments from the Principal Stockholders, the Company believes it will have sufficient funding to meet its obligations for a reasonable period of time.

Note 1 — Organization and Significant Accounting Policies (cont.)

Basis of Presentation:

The balance sheet of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

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Offering Costs:

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Offering costs of approximately $2,626,556, consisting principally of underwriter discounts of $1,950,000 (including approximately $780,000 of which payment is deferred) and approximately $676,556 of private placement fees and professional, printing, filing, regulatory and other costs have been charged to additional paid in capital upon completion of the Public Offering.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of March 7, 2016. At March 7, 2016, there are no uncertain tax positions.

At March 7, 2016, the Company had cumulative net operating losses of $345,063, a deferred tax asset of approximately $134,575, and had a valuation allowance that fully offset the deferred tax asset.

Redeemable Common Stock

All of the 3,900,000 common shares sold as part of a Unit in the Public Offering (the “Public Shares”) contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings.

Accordingly, at March 7, 2016, 3,284,870 of the 5,315,750 common shares outstanding were classified outside of permanent equity at its redemption value.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statement.

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Note 2 — The Offering

The public offering called for the Company to offer for public sale up to 4,485,000 Units at a proposed offering price of $10.00 per unit (the “Public Offering”). Each unit has a price of $10.00 and consists of one share of common stock, one right to receive one-tenth (1/10) of a share of common stock automatically on the consummation of a Business Combination, and one warrant (a “Unit”). Each warrant entitles the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per full share, subject to certain adjustments. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from closing of the Offering, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

On March 7, 2016, the Company closed on the Public Offering and sale of 3,900,000 Units to the public (the “Public Stockholders”) at a price of $10.00 per Unit.

Simultaneous with the closing of the Public Offering, the Company closed on the private placement of 294,500 private units. The private placement included a sale of 275,000 private units to Jensyn Capital, LLC, an entity controlled by insiders, and 19,500 private units to Chardan Capital Markets, LLC (and/or their respective designees) at $10.00 per unit for a total purchase price of $2,945,000. Jensyn Capital, LLC and Chardan Capital Markets, LLC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they or their designee will purchase from the Company at a price of $10.00 per unit the number of private units (up to a maximum of 38,025 private units) that is necessary to maintain in the trust account described below an amount equal to $10.35 per share of common stock sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds the Company receives from these purchases will be placed in the trust account.

The private units are identical to the Units sold in the Public Offering (the “Private Units”). However, Jensyn Capital, LLC has agreed (A) to vote their private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial business combination within 18 months from the closing of this offering (or 24 months, as applicable), unless the Company provides its public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the private shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve the Company’s proposed initial business combination (or sell any shares they hold to the Company in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of the Company’s certificate of incorporation relating to the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial business combination within 18 months from the closing of this offering (or 24 months, if the period of time within which the Company can complete a business combination is extended by the full amount as described herein) and (D) that the private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated. Additionally, the Company’s insiders (and/or their designees) have agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of the initial business combination.

The Company has also granted Chardan Capital Markets, LLC, the representative of the underwriters (the “Representative”), a 45-day option to purchase up to 585,000 Units (over and above the 3,900,000 Units referred to above) solely to cover over-allotments, if any.

If the Company is unable to consummate a Business Combination within 18 months from the closing of this Offering, or 24 months from the closing of this Offering (if the two three month extension periods are exercised) it will redeem 100% of the shares held by Public Stockholders using the funds in the Trust Account described above. In such event, the rights and warrants held by Public Stockholders will expire and be worthless.

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The Company paid an underwriting discount of 3.00% of the per Unit offering price to the underwriters at the closing of the Public Offering (approximately $1,170,000), with an additional fee (the “Deferred Discount”) of 2.0% of the gross offering proceeds payable upon the Company’s completion of a Business Combination (approximately $780,000 assuming no exercise of the underwriters’ over-allotment option). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

At the closing of the Public Offering, the company issued a unit purchase option (“UPO”), for $100, to the Representative or its designees to purchase 390,000 Units that aggregate number of Units as would be equal to 10% of the total number of Units sold in the Offering, excluding any Units sold pursuant to the over-allotment option. The UPO will be exercisable at any time, in whole or in part, during the period commencing on the later of the first anniversary of the effective date of the Offering registration statement and the closing of Business Combination and terminating on the fifth anniversary of the effective date of the Offering registration statement at a price per Unit equal to 120% of the Offering price of the Unit

Note 3 — Related Party Transactions

At December 31, 2015 the four principal stockholders (the “Principal Shareholders”) and Jensyn Capital, an affiliate owned by the Principal Shareholders (collectively, the “Insider Shareholders”), held an aggregate of 1,150,000 shares of common stock (the “Insider Shares”) for an aggregate purchase price of $25,029 or approximately $0.02 per share. During the period from January 1, 2016 to March 7, 2016, the Principal Shareholders forfeited 28,750 shares of common stock and transferred an aggregate of 136,864 shares to Directors, Jensyn Capital, and other transferees (all Permitted Transferees as defined in the Registration Statement). In addition, the Insider Shareholders may be required to forfeit up to an additional 146,250 shares if the underwriter’s over-allotment option is not exercised.

The Insider Shares are identical to the shares of common stock included in the units being sold in this Offering. However, the Insider Shareholders have agreed (A) to vote their Insider Shares and any public shares acquired in or after this Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Certificate of Incorporation that would affect the substance or timing of Company’s obligation to redeem 100% of its shares held by Public Stockholders if the Company does not complete the initial Business Combination within 18 months from the closing of the Offering (or 24 months, as applicable), unless it provides Public Stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the Insider Shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination or a vote to amend the provisions of the Certificate of Incorporation relating to the substance or timing of Company’s obligation to redeem 100% of its shares held by Public Shareholders if the Company does not complete the initial business combination within 18 months from the closing of this Offering (or 24 months, as applicable) and (D) that the Insider Shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated. Additionally, the Insider Shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, with respect to 50% of the Insider Shares, the earlier of six months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination and, with respect to the remaining 50% of the Insider Shares, six months after the date of the consummation of the initial Business Combination.

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The Company issued unsecured promissory notes to the Principal Shareholders for amounts lent or to be lent to the Company up to $200,000 each. The notes are non-interest bearing and payable no later than the date of the consummation of an initial Business Combination. It is not practicable to disclose the fair value of the Notes because they are with related parties. A total of $521,320 was outstanding to the Principal Shareholders at March 7, 2016,. The Company also owed $1,000 advanced by an affiliated company owned by the same stockholders at March 7, 2016.

The Company has entered into an agreement with an entity owned by the Company’s Principal Shareholders for office space, utilities and certain office and administrative services. This agreement commenced on the date that the Company’s securities are first listed on the Nasdaq Capital Market and expires when the Company consummates a Business Combination, such office space, as well as utilities and administrative services, will be made available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services.

The holders of the Company’s insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any shares the Company’s insiders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or shares issued in payment of working capital loans made to the Comapny can elect to exercise these registration rights at any time after consummation of a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Company’s initial business combination. The Comapny will bear the expenses incurred in connection with the filing of any such registration statements.

Jensyn Capital, LLC (and/or their designees) has purchased an aggregate of 294,500 Private Units, at $10.00 per unit for a total purchase price of $2,945,000 (see Note 2).

Note 4 — Commitments

In January 2016, the Company bound its Directors and Officers Liability Policy (the “January Policy”) through January 4, 2017 with a deposit of $6,165 and has agreed to a premium financing obligation of $16,993 at 6.03% interest payable monthly in nine equal installments of $1,936 beginning on February 5, 2016. On March 2, 2016 the Company bound a new Directors and Officers Liability Policy (the “New Policy”) through March 1, 2017 with a deposit of $10,570 to include coverages associated with a publicly traded company, and cancelled the January Policy. The Company has agreed to a premium financing obligation for the New Policy of $30,210 at 5.42% interest payable monthly in nine equal installments of $3,433 beginning on April 2, 2016.

Note 5 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 7, 2016, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 15,000,000 shares of common stock with a par value of $0.0001 per share. As of March 7, 2016, 5,315,750 shares of common stock were issued and outstanding including 3,284,870 shares subject to redemption and 146,250 common shares are subject to forfeiture by Principal Shareholders if the underwriters’ over-allotment option is not exercised.

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